UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2007

QuantRx Biomedical Corporation

(Exact name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-17119 (Commission File Number)	33-0202574 (IRS Employer Identification No.)

100 S. Main Street, Suite 300 Doylestown, Pennsylvania (Address of principal executive offices)	18901 (Zip Code)

(267) 880-1595
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 16, 2007, QuantRx Biomedical Corporation, a Nevada corporation, completed the first tranche of a private placement of 10% senior secured convertible promissory notes (the “Notes”), and warrants to purchase shares of QuantRx’ common stock (the “Warrants”). The private placement may be completed in multiple tranches until $2,000,000 in aggregate notional amount of Notes have been issued. In connection with the private placement, QuantRx issued Notes in the aggregate principal amount of $1,000,000 and Warrants to purchase 250,000 shares of QuantRx’ common stock. The Warrants entitle the holder thereof to purchase the number of shares of QuantRx’ common stock equal to 20% of the shares underlying such holder’s Note on the original issue date. Proceeds of the financing will be used for general corporate purposes. The Notes and the Warrants were offered only to investors who are “accredited investors,” as such term is defined in rules under the Securities Act of 1933, as amended, in a transaction exempt under the Securities Act.

The following is a description of the material terms related to the agreements entered into in connection with this private placement.

Maturity Date, Interest and Automatic Conversion upon Qualified Financing. The outstanding principal on the Notes is payable by QuantRx on or before October 31, 2008. Interest on the outstanding principal amount of the Notes will accrue at a rate of 10% per annum. The outstanding principal amount of the Notes and all accrued but unpaid interest (together, the “Outstanding Balance”) will automatically be exchanged into any of QuantRx’ securities issued in a qualified equity or equity based financing or combination of equity financings with gross proceeds totaling at least $4,000,000 (a “Qualified Financing”); provided, however, such $4,000,000 will be reduced by the principal amount of the Notes and other senior secured convertible promissory notes of QuantRx (“Other Notes”) up to a maximum of $2,000,000. For purposes of determining the number of equity securities, including Warrants, to be received by the holders of the Notes upon such exchange, such holders will be deemed to have tendered 115% of the outstanding principal amount of the Notes, and all accrued but unpaid interest, as payment of the purchase price in such Qualified Financing. Upon such conversion, the holders will automatically be deemed to be purchasers in the Qualified Financing, and will be granted all rights afforded such purchasers. Upon consummation of the Qualified Financing, the Notes will cease to exist, and all of QuantRx’ obligations under the Notes will terminate.

Payment of Interest. In the event QuantRx does not complete a Qualified Financing, QuantRx must repay the entire principal balance then outstanding on October 31, 2008. Interest on the outstanding principal amount of the Notes is payable quarterly in arrears on the last day of each calendar quarter, in cash or, at the holder’s option, in additional 10% senior secured convertible promissory notes with a principal amount equal to the calculated interest amount.

Voluntary Conversion of Principal and Interest. A holder of the Notes may, at such holder’s option, prior to the maturity date, convert the Outstanding Balance into such number of shares of QuantRx’ common stock that equals the Outstanding Balance divided by $0.80 (the “Conversion Price”).

Mandatory Conversion of Principal and Interest. Subject to an effective registration statement covering the shares of common stock underlying the Notes, if the closing bid price of QuantRx’ common stock is at least 250% of the Conversion Price for 10 consecutive trading days, then the Outstanding Balance will be automatically converted into that number of shares of QuantRx’ common stock equal to the Outstanding Balance divided by the Conversion Price.

Seniority and Ranking. Each Note ranks senior to QuantRx’ currently outstanding indebtedness and equity securities, provided that each Note will rank pari-passu with respect to the Other Notes in an aggregate principal amount not to exceed $2,000,000. QuantRx may not issue any new indebtedness while at least 50% of the original principal amount of the Notes remains outstanding without the consent of holders of at least 75% of the principal amount of the then outstanding Notes.

“Most Favored Nations” Exchange Right. As long as a Note remains outstanding, if QuantRx consummates an equity financing that is not a Qualified Financing, then the holder of such Note may exchange the Note for the securities issued in such equity financing. In the event of such exchange, the holder will be deemed to have tendered 115% of the Outstanding Balance as payment of the purchase price in such financing.

Conversion Restrictions. A holder of a Note may not convert such Note into shares of QuantRx’ common stock if doing so would cause the number of shares of common stock beneficially owned by such holder to exceed 4.99% of QuantRx’ outstanding shares of common stock. The holder may waive this limitation upon 61 days’ notice to QuantRx. Similarly, a holder of a Note may not convert such Note into shares of QuantRx’ common stock if doing so would cause the number of shares of common stock beneficially owned by such holder to exceed 9.99% of QuantRx’ outstanding shares of common stock. The holder may also waive this limitation upon 61 days’ notice to QuantRx.

Demand Registration Rights. If QuantRx does not consummate a Qualified Financing on or before March 31, 2008, the holders of the Notes together as a class (subject to majority approval of the then Outstanding Balance of the Notes) will have a one-time demand registration right covering the conversion shares underlying the Notes.

Event of Default. Upon the occurrence of an event of default, QuantRx must pay to the holders of the Notes, on demand, the outstanding principal balance and all interest on the outstanding principal balance of such Notes, from the date of the event of default until payment in full, at the rate of 12% per annum. Generally, the occurrence of any of the following would constitute an event of default:

•	QuantRx fails to make any principal or interest payment for a period of seven business days after the date such payment becomes due;
•	any representation, warranty or certification made by QuantRx turns out to be false or incorrect in a material respect;
•	the holder of any indebtedness of QuantRx accelerates any payment of any principal or interest in an amount that exceeds $100,000;
•	a judgment or order for the payment of money is rendered against QuantRx in excess of $100,000 in the aggregate;
•

QuantRx (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary case under the Bankruptcy Code, (iv) files a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesces in writing to any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) takes any action under the laws of any jurisdiction analogous to any of the foregoing; or

•

a proceeding or case is commenced against QuantRx without its application or consent seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) is undismissed for a period of 30 consecutive days.

Warrant Coverage. In consideration for the loaned funds evidenced by the Notes, for each $100,000 in principal amount loaned to QuantRx, QuantRx issued a Warrant exercisable for 25,000 shares of QuantRx’ common stock at a per share exercise price of $1.25. In connection with the private placement, QuantRx issued Warrants to purchase 250,000 shares of its common stock. The Warrants have a five-year term, provide for cashless exercise and customary anti-dilution protection.

Fees. QuantRx has agreed to pay Burnham Hill Partners placement agent compensation based on the gross proceeds received from investors located by such agents. Burnham Hill Partners will receive up to (i) a cash placement fee equal to 7% of the gross proceeds received by QuantRx in the financing and (ii) that number of five-year warrants (with an exercise price of $1.10) equal to 10% of the aggregate gross proceeds. The shares of QuantRx’ common stock underlying the warrants will have standard piggyback registration rights, be exercisable pursuant to a cashless exercise provision and will be non-redeemable. QuantRx will also pay the documented legal costs incurred by Burnham Hill Partners and/or the investors in connection with the financing. Such costs are not expected to exceed $10,000.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 3.02.	Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits
4.1	Form of Senior Convertible Promissory Note, dated October __, 2007, from QuantRx Biomedical Corporation in favor of Investor.
10.1	Form of Letter Loan Agreement, dated October __, 2007, between Investor and QuantRx Biomedical Corporation.
10.2	Form of Warrant to Purchase Shares of Common Stock of QuantRx Biomedical Corporation, dated October __, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTRX BIOMEDICAL CORPORATION
Date: October 24, 2007	By:	/s/ Walter Witoshkin
Walter Witoshkin
Chairman and Chief Executive Officer